UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                       ------------------------



                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):   August 22, 2002




                    JONES LANG LASALLE INCORPORATED
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




   Maryland                 001-13145                  36-4150422
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(State or other      (Commission File Number)     (IRS Employer
jurisdiction of                                    Identification No.)
incorporation)




200 East Randolph Drive, Chicago, IL                      60601
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(Address of Principal Executive Offices)               (Zip Code)




Registrant's telephone number, including area code:  (312) 782-5800




                            Not Applicable
    --------------------------------------------------------------
    (Former name or former address, if changed since last report.)











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ITEM 5.  OTHER EVENTS.

     On August 22, 2002, Jones Lang LaSalle Incorporated ("Jones Lang LaSalle")issued a press release announcing the appointment of Peter Riguardi as President, New York. Mr. Riguardi will head Jones Lang LaSalle Americas' Leasing, Management and Tenant Representation operations in the New York Tri-State market place. The press release also announced the appointment of Robert Flippin as Executive Vice President, New York. One-time costs associated with these appointments, as well as other related expansion costs, are currently estimated at between $5-7 million. These expenses will reduce earnings per share for 2002 by between 10-15 cents. The transaction is expected to be accretive to earnings in 2003 by 3 cents, with a payback period of between two and three years.

     Jones Lang LaSalle is currently evaluating a sale of assets which would involve a one-time gain in 2002.



CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this filing may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Jones Lang LaSalle's actual results, performance, achievements, plans and objectives to be materially different from any future results, performance, achievements, plans and objectives expressed or implied by such forward-looking statements. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in its expectations or results.




ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits


     The following exhibit is included with this Report:

           Exhibit 99.1 Press release dated August 22, 2002 issued by Jones Lang LaSalle Incorporated.


























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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     August 22, 2002        JONES LANG LASALLE INCORPORATED



                                  By:   /s/ Lauralee E. Martin
                                        ---------------------------
                                  Name:  Lauralee E. Martin

                                  Title: Executive Vice President and
                                        Chief Financial Officer


















































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